SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2008

INTELLIHOME, INC.

(Exact name of registrant as specified in Charter)

Texas	333-140204	76-0672176
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

5150 Franz Rd., Suite 100
Katy, Texas 77493

(Address of Principal Executive Offices)(Zip Code)

281-391-4199

(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 5, 2008, the Company, Mark Trimble and various unaffiliated purchasers (the “Purchasers”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) pursuant to which the Company agreed to issue to the Purchasers convertible promissory notes (the “Investor Notes”) in an aggregate amount up to $575,000. Proceeds from the Investor Notes will be utilized to pay costs associated with bringing the Company’s reports with the SEC current (“Reporting Costs”), to provide working capital to support operations, and to pay outstanding debt of the Company.

As of June 9, 2008, $25,000 had been advanced under the Note Purchase Agreement to pay Reporting Costs. During the subsequent four-week period, the Purchasers are obligated to provide working capital of up to $25,000 to support operations (the “Working Capital Advance”). Within 45 days from the execution of the Note Purchase Agreement (the “Full Funding Date”), the Company and the Purchasers are required to prepare a schedule of all liabilities of the Company and the Purchasers are required to provide funding (“Debt Retirement Funding”) to the Company in an amount equal to the lesser of the amount of liabilities so scheduled (excluding installment debt) or $175,000 (less $60,000 being paid pursuant to the terms of the CRI Purchase Agreement described below) with such amount being applied to retire debt of the Company; provided, however, that the Purchasers may elect to extend the Full Funding Date by 15 days if not less than $87,500 of Debt Retirement Funding has been provided by the original Full Funding Date. Also, by the Full Funding Date, the Purchasers must make satisfactory arrangements to fund the retirement of all remaining debt (the “Excess Debt”) of the Company, assume and pay such remaining debt or cause the Company to issue convertible notes to settle such Excess Debt, or any combination thereof. Total funds to be advanced by the Purchasers to pay Reporting Costs, the Working Capital Advance and the Debt Retirement Funding or to be settled as Excess Debt is limited to $575,000 (the “Total Funding Commitment,” and the actual amounts so funded or settled being referred to as the “Funded Amount”).

Pursuant to the terms of the Note Purchase Agreement, the Company and the Purchasers entered into a Stock Purchase Agreement (the “Trimble Purchase Agreement”) with Mark Trimble and John Peper, the principal officers of the Company, and a Stock Purchase Agreement (the “CRI Purchase Agreement” and, together with the Trimble Purchase Agreement, the “Stock Purchase Agreements”) with Company Reporter Investments II (“CRI”), the holder of the Company’s outstanding preferred stock (the “Preferred Stock”). Under the terms of the Stock Purchase Agreements, Messrs. Trimble and Peper agreed to terminate and release all claims under their respective employment agreements with the Company and to convey all of their shares of common stock of the Company to the Purchasers and CRI agreed to waive and release certain rights that it holds under the Preferred Stock and to convey all of its shares of Preferred Stock to the Purchasers. The aggregate consideration to Messrs. Trimble and Peper and to CRI under the Stock Purchase Agreements is the excess, if any, of Total Funding Commitment over the Funded Amount (such excess, if any, being the “Unallocated Purchase Price”).

The amount payable as Unallocated Purchase Price shall be payable by delivery of convertible promissory notes (the “Selling Shareholder Notes”) of the Company. Each of the Selling Shareholder Notes matures on June 30, 2009, accrues interest at 8% per annum and is convertible, commencing 6 months from issuance, at a price equal to 85% of the market price of the Company’s common stock on the date of conversion.

The Unallocated Purchase Price is allocated 10% to Messrs. Trimble and Peper and 90% to CRI. On signing of the CRI Purchase Agreement, the Purchasers agreed to pay to CRI $60,000 and CRI agreed to transfer to the Purchasers 1,149,900 shares of Series A Convertible Preferred Stock and 67,500 shares of Series B Convertible Preferred Stock. The shares held by Messrs. Trimble and Peper, and the remaining Preferred Stock held by CRI, will be released to the Purchasers pro rata as the principal balances on the Selling Shareholder Notes are reduced.

The Investor Notes are payable in full on June 30, 2009, accrue interest at 8% per annum and are convertible into common stock of the Company at a conversion price of $0.005 per share, provided, however, that the Investor Notes may only be converted on or after the Total Funding Commitment has been satisfied.

Pursuant to the terms of the Note Purchase Agreement, on June 6, 2008, Daniel Motsinger, a designee of the Purchasers, was appointed as a Director and Chief Executive Officer of the Company. On or before the Full Funding Date, and provided that the Purchasers comply with the provisions of the Note Purchase Agreement through that date, the Company’s current officers and directors will resign in such capacity.

As a result of the transactions contemplated by the Note Purchase Agreement, control of the Company has effectively passed from Messrs. Trimble and Peper to the Purchasers.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 3.02.	Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 5.01.	Changes in Control of Registrant.

Effective June 6, 2008, control of the registrant was acquired from Messrs. Trimble and Peper by the various Purchasers described in Item 1.01 above pursuant to the terms of the Note Purchase Agreement and the related Stock Purchase Agreements. The controlling persons following the transactions described consist of Starr Consulting, Inc., Power Network, Inc., BAF Consulting, Inc., New Age Sports, Inc., Project Development, Inc., Seville Consulting, Inc., MBA Investors, YT2K, Inc., and Active Stealth LLC. (collectively being the Purchasers).

The Purchasers’ basis of control of the registrant derives from (1) the appointment of a director and CEO of the registrant (as discussed in Item 5.02 below), (2) the agreement of existing officers and directors to resign in their capacity as such upon completion of the financing contemplated in the Note Purchase Agreement, (3) the transfer by CRI of 1,149,900 shares of Series A Convertible Preferred Stock and 67,500 shares of Series B Convertible Preferred Stock to the Purchasers pursuant to the CRI Purchase Agreement, (4) the agreement of Mark Trimble, John Peper and CRI to transfer all of the shares held to the Purchasers, (5) the grant of a proxy by Messrs. Trimble and Peper and CRI to the Purchasers to exercise voting control over all shares held by each until such time as each receives the full consideration provided for in the Stock Purchase Agreements at which time the shares will be transferred to the Purchasers, and (6) the issuance of the Investor Notes that are convertible into a controlling interest in the Company.

Pursuant to the foregoing, the Purchasers, as a group, have direct ownership or voting control of 58.8% of the outstanding shares of common stock of the registrant and 100% of the outstanding preferred stock of the registrant.

As consideration, the Purchasers agreed to provide total financing to the registrant and payments to Messrs. Trimble, Peper and to CRI of $575,000, of which $25,000 has been advanced to the registrant to pay Reporting Costs, $60,000 paid to CRI for shares of Preferred Stock transferred immediately, with the balance being advanced to the registrant to pay or settle all outstanding debt of the registrant and, any remaining balance, through the issuance by the registrant of Selling Shareholder Notes to Messrs. Trimble, Peper and to CRI, which notes are guaranteed by the Purchasers.

The consideration paid, or to be paid, by the Purchasers is expected to be provided from funds on hand of each.

The Purchasers’ control of the registrant is subject to compliance with the full funding terms of the Note Purchase Agreement. In the event that the Purchasers fail to fully perform under the Note Purchase Agreement, the board and CEO designee of the Purchasers will be required to resign and Mr. Trimble will be appointed again to serve as a director and CEO, the proxies with respect to the shares transfer will terminate, shares not fully paid for will be returned to the sellers of those shares and the Investor Notes will not be convertible into common stock of the registrant.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted above, pursuant to the terms of the Note Purchase Agreement, on June 6, 2008, Daniel Motsinger was appointed as a director and as CEO of the registrant.

Effective on the Full Funding Date, and subject to performance by the Purchasers under the Note Purchase Agreement, each of the existing officers and directors of the registrant will resign in such capacities.

Item 9.01.	Financial Statements and Exhibits

Exhibits

10.1	Note Purchase Agreement, dated June 5, 2008, between IntelliHome, Inc., Mark Trimble and various Purchasers.
10.2	Stock Purchase Agreement, dated June 5, 2008, between IntelliHome, Inc., Mark Trimble, John Peper and various Purchasers.
10.3	Stock Purchase Agreement, dated June 5, 2008, between IntelliHome, Inc., Company Reporter Investments II and various Purchasers.
10.4	Form of 8% Convertible Note Due June 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLIHOME, INC.

Dated: June 9, 2008
	By:	/s/ Mark Trimble
Mark Trimble,
President